UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2007

Federal Home Loan Bank of Indianapolis

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51404

Federally Chartered Corporation	35-6001443
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8250 Woodfield Crossing Boulevard

Indianapolis, IN 46240

(Address of principal executive offices, including zip code)

(317) 465-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c).  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;        Compensatory Arrangements of Certain Officers

On July 6, 2007, the Federal Home Loan Bank of Indianapolis (the “Bank”) announced the appointment of Milton J. Miller, II (age 51) as the Bank’s President and Chief Executive Officer, effective July 16, 2007. Mr. Miller formerly served as the Bank’s Chief Financial Officer until he accepted an early retirement offer from the Bank in December 2006. Mr. Miller succeeds Brian K. Fike, who has served as the Bank’s Interim President and Chief Executive Officer since December 2006.

Mr. Miller began his career at FHLBI in 1978 and held various positions until his appointment as CFO in 1985, which position he held until December 2006.

Mr. Miller shall be paid a base salary of $400,000 per year, prorated for 2007, which amount may be changed from time to time by the Bank’s board of directors. Miller is also entitled to participate in all vacation, incentive, savings and retirement plans available to senior executives of the Bank as well as all standard health and welfare benefit plans offered to all employees. Mr. Miller will be eligible, under the Bank’s Executive Incentive Compensation Plan, to receive a short-term incentive for 2007 of up to 50% of his prorated base salary, in accordance with the goals and limitations of such plan. The terms of this plan are incorporated by reference to the Bank’s Form 10-K, filed with the SEC on March 30, 2007.

As Mr. Miller received an early retirement incentive package at the time of his retirement in December 2006, future benefits under the Bank’s qualified and non-qualified retirement plans will be reduced to take into account the retirement incentive payments previously received. This includes reducing the amount payable under the Bank’s 2005 Supplemental Executive Retirement Plan by $450,000, which is the approximate after-tax value of the amount already received by Mr. Miller under this Plan. This will be accomplished by an amendment to the Plan documents. Mr. Miller’s benefits under the qualified and non-qualified plans will continue, however, to be calculated giving effect to the three additional years of service and three years of age that were added as part of the early retirement incentive.

Mr. Miller is an at-will employee. The Bank has not entered into a change in control or other employment agreement with Mr. Miller but may choose to do so in the future.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Indianapolis

Date: July 9, 2007	By:	/s/ BRIAN K. FIKE
Brian K. Fike Interim President and Chief Executive Officer

Date: July 9, 2007	By:	/s/ PAUL J. WEAVER
Paul J. Weaver Senior Vice President - Acting Chief Accounting Officer